Exhibit 99.1

            Corporate Finance and Investor Relations

CAMAC Energy

1330 Post Oak Blvd., Suite 2250

Houston, TX  77056

www.camacenergy.com

News Release

FOR RELEASE AT 7:00 AM CT

August 11, 2014

CAMAC Energy Announces Second Quarter 2014 Results

Provides Operational Update on its West and East Africa Operations

HOUSTON, August 11, 2014 - CAMAC Energy Inc. (NYSE MKT: CAK) announced today financial and operating results for the second quarter of 2014.  The company plans to file its Form 10-Q for the quarter ended June 30, 2014 with the Securities and Exchange Commission later today.

Highlights for the quarter ended June 30, 2014 include:

•	Spudded the Oyo-8 development well offshore Nigeria
•	Signed a Petroleum Agreement with the Government of Ghana for the Expanded Shallow Water Tano Block
•	Completed the $270 million private placement with the Public Investment Corporation (SOC) Limited
•	Currently processing the 2D seismic data that was acquired offshore Kenya in March 2014

Nigeria

The Northern Offshore Energy Searcher drillship commenced drilling operations on the Oyo-8 development well on June 15.  Oyo-8 was drilled to a total depth (TD) of 6,059 feet, and successfully encountered four new oil and gas reservoirs with total gross hydrocarbon thickness of 112 feet based on results from the logging-while-drilling (LWD) data, reservoir pressure measurement, and reservoir fluid sampling. The well will now be completed horizontally as a producing well in the Pliocene formation of the Central Oyo field. Further, Oyo-7, which was successfully drilled in October 2013, will also be completed horizontally in the Pliocene formation of the Central Oyo field.  CAMAC Energy is the operator, and owns a 100% interest.

In addition to the development wells offshore Nigeria, the company has identified 10 exploration prospects and 12 leads, and is in the process of maturing several prospects to drill-ready status, each containing substantial prospective resources. The company plans to commence drilling of the first exploration well in 2015.

Ghana

In April 2014, the company signed a Petroleum Agreement relating to the Expanded Shallow Water Tano (ESWT) block located in the Tano Basin offshore Ghana.  The block contains three discovered fields, and the work program requires the partners to determine, within nine months of the effective date, the economic viability of developing the discovered fields. In collaboration with its partners, the company is working on plans to conduct basin modeling and field studies.

The ESWT block size is 1,508 square kilometers, located about 15-35 km off the coast of Ghana, in water depths ranging from 55 meters to 116 meters (180 feet to 380 feet) and contains three discovered fields:  Tano North, Tano West and Tano South.   Significant quantities of oil and gas have been discovered in these fields, and drill stem tests also established producibility of the reservoirs.  A leading worldwide independent petroleum consulting firm has been identified to assist with the evaluation.  Activities will include evaluating existing 3D seismic data, and geological and well data.  CAMAC Energy is the operator, and owns a 30% interest.

Kenya

Exploration activities are continuing in the Lamu Basin on Blocks L1B and L16 onshore, and on Blocks L27 and L28 offshore.

L1B/L16 Onshore

•	Completed a Gravity and Magnetic Survey in April 2013
•	Completed an Environmental and Social Impact Assessment Study in March 2014
•	Currently preparing to acquire 2D seismic on both blocks

The initial exploration period for blocks L1B and L16 expires in June 2015.  The company has the right to apply for up to two additional two-year exploration periods with specified additional minimum work obligations, including the acquisition of 3D seismic data, and the drilling of one exploratory well on each block during each such additional period.  CAMAC Energy is the operator, and owns a 100% interest.

L27/L28 Offshore

•	WesternGeco, a Schlumberger company, is currently processing the 2D seismic data that was acquired in March 2014
•	Presently conducting a regional Geophysical Study
•	Results from the 2D interpretation will be used to outline the location for a 3D seismic acquisition
•	3D seismic will then be processed to interpret the geologic framework

Current efforts are being directed towards drilling one exploration well in either Block L27 or Block L28.  CAMAC Energy is the operator, and owns a 100% interest.

Gambia

Frontier exploration activities are also continuing offshore Gambia on Blocks A2 and A5.  CAMAC Energy is reprocessing existing 2D seismic, conducting a regional geological study, and also has plans for a 3D seismic survey.  CAMAC Energy is the operator, and owns a 100% interest.

Results of Operations

For the second quarter of 2014, revenues were $14.9 million, on net daily production of 1,600 barrels of oil, net of royalties.  Revenue on a per barrel basis was $110.40.  CAMAC Energy reported a net loss of $11.9 million for the second quarter of 2014, or $0.01 per basic and diluted share.  Cash and cash equivalents at June 30, 2014 was $39.7 million.

Conference Call

CAMAC Energy will host a conference call on Tuesday, August 12, 2014 at 10 a.m. CT (11 a.m. ET) to discuss second quarter 2014 results, current operations and the company’s outlook for the remainder of 2014.  The dial-in number is 877-317-6789 in the United States or 412-317-6789 internationally. To access the live audio webcast, please visit the company’s website at www.camacenergy.com.

About CAMAC Energy

CAMAC Energy is an independent oil and gas exploration and production company focused on energy resources in Africa.  Its asset portfolio consists of nine licenses across four countries covering an area of 43,000 square kilometers, including current production and other projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya, and Gambia, and onshore Kenya.  CAMAC Energy is headquartered in Houston, Texas.  For more information about CAMAC Energy, please visit www.camacenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Although the company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The company’s actual results could differ materially from those anticipated in these forward-looking statements due to a variety of factors, including the company’s ability to successfully drill, complete, test and produce the wells identified in this release and risks and other risk factors discussed in the company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.  You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The company undertakes no duty to update these forward-looking statements.

Source:  CAMAC Energy Inc.

Chris Heath

Director, Corporate Finance and Investor Relations

713-797-2945

chris.heath@camacenergy.com

CAMAC ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Oil and gas revenue	$14,940	$20,007	$34,834	$42,013

Operating costs and expenses:
Production costs	15,459	21,489	38,356	43,602
Exploratory expenses	427	1,899	2,703	3,097
Depreciation, depletion and amortization	5,985	5,142	10,956	10,609
General and administrative expenses	4,340	3,401	8,773	7,113
Total operating costs and expenses	26,211	31,931	60,788	64,421

Operating loss	(11,271)	(11,924)	(25,954)	(22,408)

Other income (expense):
Interest expense	(681)	(6)	(866)	(10)
Other, net	22	-	32	-
Total other income (expense)	(659)	(6)	(834)	(10)

Loss before income taxes	(11,930)	(11,930)	(26,788)	(22,418)
Income tax expense	-	-	-	-

Net loss	$(11,930)	$(11,930)	$(26,788)	$(22,418)

Net loss per common share:
Basic	$(0.01)	$(0.03)	$(0.03)	$(0.06)
Diluted	$(0.01)	$(0.03)	$(0.03)	$(0.06)
Weighted average common shares outstanding:
Basic	1,188,214	380,196	932,571	380,287
Diluted	1,188,214	380,196	932,571	380,287

CAMAC ENERGY INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$39,742	$163
Accounts receivable	144	1,112
Crude oil inventory	14,379	16,254
Prepaids and other current assets	11,435	856
Total current assets	65,700	18,385

Property, plant and equipment:
Oil and gas properties (successful efforts method of accounting), net	462,171	435,035
Other property, plant and equipment, net	1,100	752
Total property, plant and equipment, net	463,271	435,787

Other assets	46	52

Total Assets	$529,017	$454,224

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$30,938	$31,668
Accrued expenses	20,325	7,446
Asset retirement obligations	13,029	12,479
Notes payable - related party	-	6,496
Total current liabilities	64,292	58,089

Asset retirement obligations	8,462	8,122
Long-term notes payable - related party	57,146	-
Other long-term liabilities	71	67

Total liabilities	129,971	66,278

Equity:
Preferred stock $0.001 par value - 50,000,000 shares authorized; zero issued and outstanding at June 30, 2014 and December 31, 2013	-	-
Common stock $0.001 par value - 2,500,000,000 shares authorized; 1,261,550,807 and 382,362,236 shares outstanding as of June 30, 2014 and December 31, 2013	1,262	382
Paid-in capital	773,464	736,456
Accumulated deficit	(375,680)	(348,892)
Total equity	399,046	387,946

Total liabilities and equity	$529,017	$454,224

CAMAC ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(26,788)	$(22,418)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation, depletion and amortization	10,066	9,515
Asset retirement obligation accretion	890	1,094
Stock-based compensation	1,394	889
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(13,161)	708
(Increase) decrease in inventories	4,144	1,484
(Increase) decrease in other current assets	(10,579)	77
Increase (decrease) in accounts payable and accrued liabilities	8,648	2,649
Net cash used in operating activities	(25,386)	(6,002)

Cash flows from investing activities
Capital expenditures	(22,179)	(490)
Allied transaction	(170,000)	-
Net cash used in investing activities	(192,179)	(490)

Cash flows from financing activities
Proceeds from issuance of common stock	270,000	-
Proceeds from exercise of stock options	415	-
Proceeds from note payable - related party	650	-
Allied Transaction adjustments	(13,921)	4,671
Net cash provided by financing activities	257,144	4,671

Net increase (decrease) in cash and cash equivalents	39,579	(1,821)
Cash and cash equivalents at beginning of period	163	3,806
Cash and cash equivalents at end of period	$39,742	$1,985

Supplemental disclosure of cash flow information
Cash paid for:
Interest, net	$8	$9
Supplemental disclosure of non-cash investing and financing activities:
Related party accounts payable capital expenditures, offset with related party accounts receivable	$14,129	$-